Exhibit 10.10

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of October 16, 2023, is among NCR RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”), NCR VOYIX CORPORATION (formerly known as NCR Corporation, “NCR”), a Maryland corporation, as initial servicer and as an originator (the “Remaining Originator”), CARDTRONICS USA, INC., a Delaware corporation (“Cardtronics”), and ATM NATIONAL, LLC, a Delaware limited liability company (“ATM National” and together with Cardtronics, each a “Released Originator”, and collectively the “Released Originators”).

RECITALS

1. The Buyer, the Remaining Originator and the Released Originators are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2. Each of the Released Originators is being released from its obligations as an Originator under the Agreement as of the date hereof.

3. Concurrently herewith the Buyer and the Servicer are entering into that certain Seventh Amendment to Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement Amendment”), among the Buyer, the Canadian Guarantor, the Servicers, the Purchasers and Group Agents party thereto, the Administrative Agent and the Structuring Agent.

4. Concurrently herewith, the Buyer, the Released Originators, the Administrative Agent and each Purchaser are entering into an Assignment Agreement, dated as of the date hereof (the “Assignment Agreement”), pursuant to which (i) the Administrative Agent and each Purchaser, will assign to the Buyer and release any interest held by it in the Transferred Property (as defined in the Assignment Agreement) and (ii) the Buyer will in turn assign the Transferred Property (as defined in the Assignment Agreement) to the Released Originators.

5. The Buyer, the Released Originators and the Remaining Originator desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definition. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in, or by reference in, the Agreement.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Schedule I of the Agreement is hereby replaced in its entirety with the schedule attached hereto as Schedule I.

(b) Schedule II of the Agreement is hereby replaced in its entirety with the schedule attached hereto as Schedule II.

(c) Schedule III of the Agreement is hereby replaced in its entirety with the schedule attached hereto as Schedule III.

(d) Schedule IV of the Agreement is hereby replaced in its entirety with the schedule attached hereto as Schedule IV.

SECTION 3. Release of Released Originators. The parties hereto hereby agree that effective as of the date hereof, the Released Originators (a) shall no longer be party to the Agreement or any other Transaction Document and shall no longer have any obligations, liabilities or rights thereunder (in each case, except to the limited extent of their obligations under this Amendment), (b) shall no longer sell any Receivables or Related Rights to Buyer pursuant to the Agreement or otherwise and (c) are hereby irrevocably released and forever discharged by the other parties hereto from any and all known and unknown claims, obligations, demands, actions, causes of action, rights, liabilities, damages, costs, expenses and compensation, whether arising under contract, common law or statute, which any other party now has or may have, or which were or could have been made in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on the Agreement or any other Transaction Document.

SECTION 4. Assignment and Assumption of Obligations and Liabilities of Released Originators. Effective immediately prior to the releases provided in favor of the Released Originators pursuant to Section 3 above, each of the Released Originators hereby assigns to the Remaining Originator, and the Remaining Originator hereby accepts and assumes, all the obligations and liabilities (including the indemnity obligations under Section 9.1 of the Agreement) under the Agreement and each of the other Transaction Documents of the Released Originators (other than any obligations and liabilities of the Released Originators under Sections 5 and 18 of this Amendment).

SECTION 5. Termination of Subordinated Note. Each Released Originator represents and warrants to the other parties hereto that the Subordinated Note made by the Buyer to such Released Originator (each note, a “Released Originator Note”) is not subject to any Adverse Claims. Each Released Originator acknowledges and agrees that all of the Buyer’s outstanding obligations (including any payment obligation) under its respective Released Originator Note have been fully paid and performed on or prior to the date hereof. The Buyer and each Released Originator hereby agree that the Released Originator Note of such Originator is hereby terminated and shall be of no further force or effect.

SECTION 6. Acknowledgements and Agreements.

(a) Each reference to the Released Originators, “Cardtronics USA, Inc.”, “ATM National, LLC” or words to that effect set forth in the Agreement or any other Transaction Document are hereby removed in their entirety and shall have no further force or effect.

(b) To the extent that any consent of any party hereto, in any capacity, is required under any other agreement to which it is a party for any of the transactions to be effected hereby, such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such transactions set forth in any agreement to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Amendment).

SECTION 7. Authorization to File Financing Statements. In furtherance of the transactions contemplated by this Amendment, the Administrative Agent, for itself and each Purchaser, hereby authorizes, upon the effectiveness of this Amendment, the filing of UCC-3 termination statements in the form attached hereto as Exhibits A-1 and A-2.

SECTION 8. Representations and Warranties. Each of the Remaining Originator and the Buyer hereby represents and warrants to each of the other parties hereto as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and the other Transaction Documents to which it is a party and (B) perform its obligations under this Amendment, the Agreement and the other Transaction Documents to which it is a party and (ii) the execution, delivery and performance of, and the consummation of the transactions provided for in this Amendment, the Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company or corporate action, as applicable.

(c) Binding Obligations. This Amendment, the Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Termination. No Termination Event, Unmatured Termination Event, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event would not result from the transactions contemplated by this Amendment or the Assignment Agreement.

SECTION 9. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and concurrently with the effectiveness of the Receivables Purchase Agreement Amendment, upon (i) receipt by the Administrative Agent of counterparts of this Amendment and the Assignment Agreement (whether by facsimile or otherwise) executed by each of the parties hereto and thereto and (ii) the cancellation and return to the Buyer (with a copy to the Administrative Agent) of each Released Originator Note.

SECTION 10. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects by the Remaining Originator and the Buyer, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Purchase and Sale Agreement”, “the Amended and Restated Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 12. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 13. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 14. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Purchase Agreement.

SECTION 15. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 16. Further Assurances. Each of the Buyer, the Remaining Originator, the Administrative Agent, each Purchaser and each Group Agent hereby agrees to do, at the Buyer’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Released Originators may reasonably request in order to give full effect to the transactions contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

SECTION 17. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18. No Proceeding. Each Released Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. The agreements in this Section 18 shall survive any termination of this Amendment, the Agreement or the Receivables Purchase Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

REMAINING ORIGINATOR:

NCR VOYIX CORPORATION

By:	Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: Assistant Secretary

RELEASED ORIGINATORS:

CARDTRONICS USA, INC.

By:	Vladimir Samoylenko
Name: Valdimir Samoylenko
Title: President

ATM NATIONAL, LLC

By:	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

BUYER:

NCR RECEIVABLES LLC

By:	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

S-1	First Amendment to A&R PSA

Consented and Agreed:

NCR VOYIX CORPORATION, as Servicer

By:	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: Assistant Secretary

S-2	First Amendment to A&R PSA

PNC BANK, NATIONAL ASSOCIATION, as a Group Agent and as Administrative Agent

By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

S-3	First Amendment to A&R PSA

MUFG BANK, LTD., as a Group Agent

By:	/s/ Eric Williams
Name: Eric Williams Title: Managing Director

S-4	First Amendment to A&R PSA